                                Exhibit 99.3

                         INDEPENDENT ACCOUNTANTS REPORT




Travelers Bank Credit Card Master Trust I
c/o The Bank of New York, as Trustee

Travelers Bank USA, as servicer

We have examined the accompanying assertion made by management on Travelers Bank USA's (the Bank) compliance, as servicer, with the servicing requirements in
Article III, Sections 3.01, 3.02, 3.04, 3.05, 3.06, and 3.09, Article IV,
Sections 4.02 through 4.06, and Section 8.08 of the Pooling and Servicing Agreement for the Travelers Bank Credit Card Master Trust I, dated as of March 1, 1998 (the Agreement) for the period March 1, 1998 to December 31, 1998. Management is responsible for the Bank's compliance with the aforementioned sections of the Agreement. Our responsibility is to express an opinion on management's assertion about the Bank's compliance based upon our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Bank's compliance with the aforementioned sections of the Agreement and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Bank's compliance with those sections.

In our opinion, management's assertion that the Bank was materially in compliance with the aforementioned sections of the Agreement for the period March 1, 1998 to December 31, 1998 is fairly stated in all material respects.


/s/ KPMG LLP

March 25, 1999

  MANAGEMENT REPORT ON TRAVELERS BANK USA'S COMPLIANCE, AS SERVICER, WITH THE
         SERVICING REQUIREMENTS OF THE POOLING AND SERVICING AGREEMENT


Management of Travelers Bank USA (the Bank), as servicer, is responsible for compliance with the servicing requirements in Article III, Sections 3.01, 3.02, 3.04, 3.05, 3.06, and 3.09, Article IV, Sections 4.02 through 4.06, and
Section 8.08 of the Pooling and Servicing agreement for the Travelers Bank Credit Card Master Trust I, dated as of March 1, 1998 (the Agreement).

Management has performed an evaluation of the Bank's compliance with the aforementioned sections of the Agreement for the period March 1, 1998 to December 31, 1998. Based upon the evaluation, management believes that for the period March 1, 1998 to December 31, 1998, the Bank, as servicer, was materially in compliance with the aforementioned sections of the Agreement.

/s/ Thomas G. Anderson
----------------------------------
Thomas G.  Anderson
President

March 25, 1999

                        INDEPENDENT ACCOUNTANTS' REPORT




Travelers Bank Credit Card Master Trust I
c/o The Bank of New York, as Trustee

Travelers Bank USA, as servicer

We have examined the accompanying assertion made by management on Travelers Bank USA's (the Bank) compliance, as servicer, with Article III, Section 3.04 (b) of the Pooling and Servicing Agreement for the Travelers Bank Credit Card Master Trust I, dated as of March 1, 1998 (the Agreement) for the period March 1, 1998 to December 31, 1998. Management is responsible for the Bank's compliance with
Article III, Section 3.04 (b) of the Agreement. Our responsibility is to express an opinion on management's assertion about the Bank's compliance based upon our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Bank's compliance with the aforementioned provision of the Agreement and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Bank's compliance with that provision.

In our opinion, management's assertion that the Bank was materially in compliance with Article III, Section 3.04 (b) of the Agreement for the period March 1, 1998 to December 31, 1998 is fairly stated in all material respects.


/s/ KPMG LLP


March 25, 1999

    MANAGEMENT REPORT ON TRAVELERS BANK USA'S COMPLIANCE, AS SERVICER, WITH
      ARTICLE III, SECTION 3.04 (B) OF THE POOLING AND SERVICING AGREEMENT

Management of Travelers Bank USA (the Bank), as servicer, is responsible for the preparation of the Monthly Servicer Certificates in compliance with Article III,
Section 3.04 (b) of the Pooling and Servicing Agreement for the Travelers Bank Credit Card Master Trust I, dated as of March 1, 1998 (the Agreement).

Management has performed an evaluation of the Bank's compliance with Article III, Section 3.04 (b) of the Agreement for the period March 1, 1998 to December 31, 1998. Based upon this evaluation, management believes that for the period March 1, 1998 to December 31, 1998, the Bank, as servicer, was materially in compliance with Article III, Section 3.04 (b) of the Agreement.


/s/ Thomas G. Anderson
----------------------------------
Thomas G.  Anderson
President

March 25, 1999